EXHIBIT 10.27
Executive Officer Annual Incentive Plan
of
Hudson City Bancorp, Inc.

Adopted on January 18, 2005
Effective as of January 1, 2005

i

Table of Contents
(continued)

		Page
Section 3.21	Taxable Year	4

	Article IV

	Eligibility and Participation

Section 4.1	Eligibility	5

Section 4.2	Participation	5

Section 4.3	Termination of Employment	5

Section 4.4	Change of Control	5

Section 4.5	Other Terminations	5

Section 4.6	Prorated Awards	5

	Article V

	Award Opportunity

Section 5.1	Awards	6

Section 5.2	Award Matrix	6

	Article VI

	Establishment of Corporate Performance Objectives

Section 6.1	Performance Objectives	6

Section 6.2	Award Matrix	8

Section 6.3	Adjustments	8

Section 6.4	Negative Discretion	8

	Article VII

	Determination and Payment of Awards

Section 7.1	Certification of Corporate Performance Objectives	9

Section 7.2	Deferral of Awards	9

	Article VIII

	Maximum Award

Section 8.1	Maximum Award	9

ii

Table of Contents
(continued)

iii

Executive Officer Annual Incentive Plan
of
Hudson City Bancorp, Inc.
Article I
Plan Objectives
          Section 1.1 Purpose. The purpose of the Plan is to achieve the following objectives: (i) to promote the achievement of Hudson City Bancorp, Inc.’s and Hudson City Savings Bank’s performance objectives; (ii) to link executive compensation to specific corporate performance objectives; (iii) to provide a competitive reward structure for executive management; and (iv) to encourage involvement in and communication regarding Hudson City Bancorp, Inc.’s and Hudson City Savings Bank’s strategic plans and objectives.
Article II
Plan Duration
          Section 2.1 Term. The Plan shall be effective for five consecutive Plan Years beginning on the Effective Date and ending on December 31, 2009.
Article III
Definitions
     The following definitions shall apply for purposes of this Plan unless a different meaning is clearly indicated by the context:
          Section 3.1 “Bank” means Hudson City Savings Bank, a federally chartered savings association, and any successor thereto.
          Section 3.2 “Base Salary” means, for any Participant for a Plan Year, such Participant’s annual rate of base salary as of January 1 of the Plan Year.
          Section 3.3 “Board” means the Board of Directors of the Company.
          Section 3.4 “Change of Control” means any of the following events:
     (a) the consummation of a reorganization, merger or consolidation of the Company with one or more other persons, other than a transaction following which:
     (i) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and
(ii) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;
     (b) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert;
     (c) a complete liquidation or dissolution of the Company;
     (d) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of Directors of Hudson City Bancorp, Inc. do not belong to any of the following groups:
     (i) individuals who were members of the Board of Directors of Hudson City Bancorp, Inc. on January 1, 2005; or
     (ii) individuals who first became members of the Board of Directors of Hudson City Bancorp, Inc. after January 1, 2005 either:
     (A) upon election to serve as a member of the Board of Directors of Hudson City Bancorp, Inc. by affirmative vote of three-quarters of the members of such board, or of a nominating committee thereof, in office at the time of such first election; or
     (B) upon election by the shareholders of the Company to serve as a member of such board, but only if nominated for election by affirmative vote of three-quarters of the members of the Board of Directors of Hudson City Bancorp, Inc., or of a nominating committee thereof, in office at the time of such first nomination;
provided, however, that such individual’s election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation

14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of Directors of Hudson City Bancorp, Inc.; or
     (e) any event which would be described in section 3.4(a), (b), (c) or (d) if the term “Bank” were substituted for the terms “Company” or “Hudson City Bancorp, Inc.” therein.
In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them, by the Company, the Bank, or any subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 3.4, the term “person” shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.
          Section 3.5 “Code” means the Internal Revenue Code of 1986, including the corresponding provisions of any succeeding law.
          Section 3.6 “Company” means Hudson City Bancorp, Inc., a Delaware corporation, and any successor thereto.
          Section 3.7 “Company and the Bank” means the Company, together with any other organization that is required to be considered, along with the Company, a single entity for purposes of consolidated financial reporting under GAAP.
          Section 3.8 “Corporate Performance Objectives” means for any Plan Year those objective performance objectives selected and established by the Committee in accordance with the requirements of Article VI of the Plan.
          Section 3.9 “Committee” means a committee consisting of those members of the Compensation Committee of the Company whom are outside directors as defined in section 162(m) of the Code or such other committee consisting of outside directors as defined in section 162(m) of the Code as the Board may appoint to serve as the Committee. The Committee shall at all times consist of at least two members who are outside directors as defined in section 162(m) of the Code.
          Section 3.10 “Disabled” means, with respect to any Participant, suffering from a mental or physical condition of total incapacity which the Committee shall have determined, on the basis of competent medical evidence, is likely to be permanent and precludes further performance of duty with the Company and the Bank.
          Section 3.11 “Discharge for Cause” means the termination upon the finding of the Committee of an intentional failure to perform stated duties, breach of a fiduciary duty involving personal dishonesty which results in material loss to the Company, the Bank or one of their affiliates, or willful violation of any law, rule or regulation, (other than traffic violations or similar offenses), or final cease-and-desist order which results in material loss to the Company, the Bank or one of their affiliates.

          Section 3.12 “Effective Date” means January 1, 2005, subject to approval by the Company’s shareholders at the meeting of shareholders on May 27, 2005, or any adjournment or postponement thereof.
          Section 3.13 “Employee” means any individual employed by the Company or the Bank as an employee, but does not mean an individual who renders service solely as a director or independent contractor.
          Section 3.14 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
          Section 3.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the corresponding provisions of any succeeding law.
          Section 3.16 “GAAP” means generally accepted accounting principles, as amended from time to time and applied in preparing the financial statements of the Company and the Bank.
          Section 3.17 “Participant” means an Employee who is selected by the Committee as eligible to participate in the Plan for a Plan Year.
          Section 3.18 “Plan” means the Executive Officer Annual Incentive Plan of Hudson City Bancorp, Inc.
          Section 3.19 “Plan Year” means the calendar year.
          Section 3.20 “Retires” means, with respect to any Employee, terminates employment at a time when the Employee is eligible to receive a benefit based upon his retirement or early retirement as set forth in any tax-qualified retirement or pension plan of the Company or the Bank.
          Section 3.21 “Section 162(m) Employee” means at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of section 162(m) of the Code, as hereinafter defined; provided, however, that the term “Section 162(m) Employee” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.
          Section 3.22 “Taxable Year” means the taxable year of the Company for federal income tax purposes.

Article IV
Eligibility And Participation
          Section 4.1 Eligibility. The Committee shall annually select the individual Employees, if any, eligible for participation in the Plan. Eligibility shall be limited to top executive-level Employees whose functional responsibility includes the establishment of strategic direction and long-range plans for the Company and the Bank, including, but not limited to, the Chief Executive Officer, Chief Operating Officer, Senior Executive Vice Presidents, Executive Vice Presidents and Senior Vice Presidents.
          Section 4.2 Participation. An Employee who holds or assumes an eligible position shall not be a Participant for any Plan Year unless selected by the Committee to participate in the Plan for the Plan Year. An Employee who is hired, transferred or promoted into an eligible position during a Plan Year and selected to participate in the Plan for that Plan Year shall receive a prorated award for that Plan Year. In no event shall a person who is a Section 162(m) Employee be added to the Plan for any Plan Year after the close of the eighth month of the Plan Year.
          Section 4.3 Termination of Employment. In general, a Participant must be employed by the Company and/or the Bank on the last day of the Plan Year to receive an award. A Participant who Retires, dies or becomes Disabled during a Plan Year shall receive a prorated award for that Plan Year. In these circumstances, the amount of any prorated award shall be calculated and paid after the end of the Plan Year on the basis of the level of attainment of the established performance goals for the entire Plan Year.
          Section 4.4 Change of Control. A Participant who terminates employment with the Company and the Bank on or after the effective date of a Change of Control shall be eligible for a prorated award, provided that his termination was not a Discharge for Cause. In these circumstances, the amount of any prorated award shall be calculated and paid at or as soon as practicable following termination of employment on the basis of the level of attainment of the established performance goals for the portion of the Plan Year preceding the Change of Control, annualized to project full-year performance.
          Section 4.5 Other Terminations. The Committee shall have the authority to determine whether a Participant who otherwise ceases employment prior to the end of a Plan Year is eligible to receive a prorated award for that Plan Year; provided, however, that following the occurrence of a Change of Control, the Committee may not exercise its authority to deny a prorated award to any Participant whose termination of employment is not a Discharge for Cause.
          Section 4.6 Prorated Awards. Prorated awards shall be calculated by dividing the applicable annual award by twelve and multiplying the result by the number of months of the Participant’s service during the Plan Year, rounded to the next highest whole month.

Article V
Award Opportunity
          Section 5.1 Awards. The Committee shall provide an award opportunity to Participants who assist the Company and the Bank in achieving certain Corporate Performance Objectives for a Plan Year. The award opportunity for each Plan Year shall be a percentage of each Participant’s Base Salary for the Plan Year. The amount of a Participant’s award, if any, shall be based on the degree to which the Company and the Bank achieve their Corporate Performance Objectives.
          Section 5.2 Award Opportunity Level. The Committee recognizes that the level of control and influence a Participant has over the achievement of Corporate Performance Objectives is influenced by the Participant’s level of responsibility. As such, the Committee shall establish annually, as provided below, a matrix which shall establish for each Participant the award opportunity for such Participant if the Company and the Bank achieve their target Corporate Performance Objectives. The matrix may also include enhanced or reduced award opportunity levels for such Participant if the Company and the Bank achieve at a level above or below the target Corporate Performance Objectives.
Article VI
Establishment Of Corporate Performance Objectives
          Section 6.1 Performance Objectives.
     (a) As soon as practicable, but in any event within the first ninety (90) days of each Plan Year, the Committee shall establish specific Corporate Performance Objectives for the Company and the Bank, including target levels and, if deemed appropriate by the Committee, one or more enhanced or reduced award opportunity levels associated with each Corporate Performance Objective. If the Committee adds a Participant to the Plan for a Plan Year after initially establishing the award opportunities and Corporate Performance Objectives for the Plan Year, it shall establish the award opportunities and Corporate Performance Objectives applicable to the new Participant within 30 days after adding the Participant to the Plan. The Corporate Performance Objectives for a Plan Year shall be based on one or more of the following criteria:
     (i) Basic earnings per common share,
     (ii) Basic cash earnings per common share,
     (iii) Diluted earnings per common share,
     (iv) Diluted cash earnings per common share,
     (v) Net income,
     (vi) Cash earnings,

     (vii) Net interest income,
     (viii) Non-interest income,
     (ix) General and administrative expense to average assets ratio,
     (x) Cash general and administrative expense to average assets ratio,
     (xi) Efficiency ratio,
     (xii) Cash efficiency ratio,
     (xiii) Return on average assets,
     (xiv) Cash return on average assets,
     (xv) Return on average stockholders’ equity,
     (xvi) Cash return on average stockholders’ equity,
     (xvii) Return on average tangible stockholders’ equity,
     (xviii) Cash return on average tangible stockholders’ equity,
     (xix) Core earnings,
     (xx) Operating income,
     (xxi) Operating efficiency ratio,
     (xxii) Net interest rate spread,
     (xxiii) Loan production volume,
     (xxiv) Non-performing loans,
     (xxv) Cash flow,
     (xxvi) Strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management,
     (xxvii) Any combination of the foregoing.
The Corporate Performance Objectives may be expressed on an absolute and/or relative basis, or a before- or after-tax basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies and may include or exclude any or all extraordinary or non-recurring items.

     (b) Those Corporate Performance Objectives which have meanings ascribed to them by GAAP shall have the meanings assigned to them under GAAP as in effect and applied to the Company and the Bank on the date on which the Corporate Performance Objectives are established, without giving effect to any subsequent changes in GAAP, unless the Committee specifically provides otherwise when it establishes the Corporate Performance Objectives. Corporate Performance Objectives based upon cash earnings or cash returns shall refer to or be calculated based upon net income adjusted to exclude non-cash charges for goodwill amortization and non-cash amortization expenses relating to employee stock ownership plans and restricted stock plans and (if applicable) related tax benefits. Corporate Performance Objectives based upon cash general and administrative expenses shall refer to general and administrative expenses, calculated in accordance with GAAP, adjusted to eliminate non-cash charges for goodwill amortization and non-cash amortization expenses relating to employee stock ownership plans and restricted stock plans and (if applicable) related tax benefits.
          Section 6.2 Award Matrix. The Committee shall assign a percentage weight to each Corporate Performance Objective for each Plan Year. The weight assigned to any one or more Corporate Performance Objectives may be zero, but the aggregate weight assigned to all Corporate Performance Objectives shall equal 100%. The Committee may assign different weightings to Corporate Performance Objectives for each Participant or classes of Participants. The Committee shall establish a matrix which shall set forth the Corporate Performance Objectives, the target and other applicable performance levels with respect thereto, the weighting of such Corporate Performance Objectives, if any, and the corresponding award opportunity for each Participant.
          Section 6.3 Adjustments. Under normal business conditions, once established for a Plan Year as provided herein, Corporate Performance Objectives shall not be subject to revision or alteration. However, unusual conditions may warrant a reexamination of such criteria. Such conditions may include, but not be limited to, a Change of Control, declaration and distribution of stock dividends or stock splits, mergers, consolidation or reorganizations, acquisitions or dispositions of material business units, or infrequently occurring or extraordinary gains or losses. In the event the Committee determines that, upon reexamination, alteration of the Corporate Performance Objectives is appropriate, the Committee shall reestablish the Corporate Performance Objectives to maintain as closely as possible the previously established expected level of overall performance of the Participants, taken as a whole, as is practicable. Notwithstanding the foregoing, any adjustments to the award opportunities or Corporate Performance Objectives applicable to a Section 162(m) Employee for a Plan Year shall conform to the requirements of section 162(m) of the Code and the regulations promulgated pursuant thereto.
          Section 6.4 Negative Discretion. The Committee may, in its sole discretion, determine to adjust the amount of an award computed by applying the award matrix contemplated by section 6.2 for any or all Participants if it determines that prevailing circumstances (including but not limited to, the subjective appraisal of the Participant’s performance for the Plan Year) warrant; provided, however, that in the case of Section 162(m) Employees, any such adjustment shall result in a reduced payment.

Article VII
Determination And Payment Of Awards
          Section 7.1 Certification of Corporate Performance Objectives. As promptly as practicable, but in any event within 75 days after the end of each Plan Year, the Committee shall certify the performance of the Company and the Bank relative to the Corporate Performance Objectives established for Participants. Each Participant’s award shall be determined by multiplying the Participant’s Base Salary earned during the applicable Plan Year by the percentage set forth in the matrix established pursuant to sections 6.2 and 6.3 of the Plan, as possibly adjusted down, but not up, for such subjective factors as the Committee deems appropriate, including, but not limited to, whether the Participant’s overall individual performance met expectations. Awards under the Plan shall be paid in cash, subject to applicable withholding taxes, as soon as practicable following the end of the Plan Year but in no event later than March 15 of the year immediately following the Plan Year.
          Section 7.2 Deferral of Awards. In lieu of receiving a cash payment in respect of Awards payable under the Plan, Participants may elect to defer Awards pursuant to the terms of the Officers’ Deferred Compensation Plan of Hudson City Bancorp, Inc. if such plan is adopted and in effect.
Article VIII
Maximum Award
          Section 8.1 Maximum Award. The maximum award that may be paid to any Participant for any Plan Year shall be Three Million Dollars ($3,000,000).
Article IX
Administration
          Section 9.1 Committee. The Plan shall be administered by the Committee.
          Section 9.2 Committee Action. The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the Secretary of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

          Section 9.3 Committee Responsibilities. Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:
     (a) to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan;
     (b) to adopt rules and regulations for the operation and administration of the Plan; and
     (c) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.
Article X
Amendment And Termination
          Section 10.1 Amendment. The Board may amend or revise the Plan in whole or in part at any time; provided, however, that to the extent required to comply with section 162(m) of the Code, no such amendment or revision shall be effective if it amends a material term of the Plan unless approved by a majority of the votes cast on a proposal to approve such amendment or revision.
          Section 10.2 Termination. The Board may suspend or terminate the Plan in whole or in part at any time by giving written notice of such suspension or termination to the Committee.
Article XI
Miscellaneous
          Section 11.1 No Right to Continued Employment. Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Participant any right to continuation of his or her position as an Employee. The Company and the Bank reserve the right to dismiss any Participant or otherwise deal with any Participant to the same extent as though the Plan had not been adopted.
          Section 11.2 Non-Alienation of Benefits. Except as may otherwise be required by law, no distribution or payment under the Plan to any Participant, former Participant or beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such distribution or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such distribution or payment. If any

Participant, former Participant or beneficiary is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such distribution or payment, voluntarily or involuntarily, the Committee, in its sole discretion, may cancel such distribution or payment or may hold or cause to be held or applied to such distribution or payment, or any part thereof, to or for the benefit of such Participant, former Participant or beneficiary, in such manner as the Committee shall direct; provided, however, that no such action by the Committee shall cause the acceleration or deferral of any benefit payments from the date on which such payments are scheduled to be made.
          Section 11.3 No Effect Prior to Shareholder Approval. The Plan shall not be effective or implemented prior to approval by the holders of a majority of the total votes eligible to be cast at any duly called annual or special meeting of the Company.
          Section 11.4 Status of Plan Under ERISA. The Plan is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the ERISA. The Plan is not intended to comply with the requirements of section 401(a) of the Code or to be subject to Parts 2, 3 and 4 of Title I of ERISA. The Plan shall be administered and construed so as to effectuate this intent.
          Section 11.5 Construction and Language. Wherever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and the masculine gender may be read as referring equally to the feminine gender or the neuter.
          Section 11.6 Governing Law. The Plan shall be construed, administered and enforced according to the laws of the State of New Jersey, without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law. The federal and state courts having jurisdiction in Bergen County, New Jersey shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan or in any way relating to the rights or obligations of any person under, or the acts or omissions of the Company, the Bank, the Board, the Committee or any duly authorized person acting in their behalf in relation to the Plan. By participating in this Plan, the Participant, for himself and any other person claiming any rights under the Plan through him, agrees to submit himself, and any such legal action described herein that he shall bring, to the sole jurisdiction of such courts for the adjudication and resolution of such disputes.
          Section 11.7 Headings. The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.
          Section 11.8 Withholding. Payments from this Plan shall be subject to all applicable federal, state and local income withholding taxes. The Company, the Bank or the Committee shall have the right to require any person entitled to receive a payment under this Plan to pay the amount of any tax which is required to be withheld with respect to such payment, or, in lieu thereof, to deduct from the amount payable the amount required to be withheld.

          Section 11.9 Notices. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:
          (a) If to the Committee:
Hudson City Bancorp, Inc.
West 80 Century Road
Paramus, New Jersey 07652
Attention: Corporate Secretary
     (b) If to a Participant, to the Participant’s address as shown in the Company and the Bank’s personnel records.
          Section 11.10 Indemnification. The Company shall indemnify, hold harmless and defend each Participant, former Participant and beneficiary, against their reasonable costs, including legal fees, incurred by them or arising out of any action, suit or proceeding in which they may be involved, as a result of their efforts, in good faith, to defend or enforce the obligations of the Company and the Bank under the terms of the Plan.
          Section 11.11 Severability. A determination that any provision of the Plan is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.
          Section 11.12 Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions of the Plan shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of the Plan must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.
          Section 11.13 No Deposit Account. Nothing in this Plan shall be held or construed to establish any deposit account for any Participant or any deposit liability on the part of the Company or the Bank.Participants’ rights hereunder shall be equivalent to those of a general unsecured creditor of the Company and the Bank.
          Section 11.14 Successors and Assigns. The provisions of the Plan will inure to the benefit of and be binding upon the Participants and their respective legal representatives and testate or intestate distributes, and the Company and the Bank and their respective successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Company or the Bank may be sold or otherwise transferred.

          Section 11.15 Required Provisions. The following provisions are included for the purposes of complying with various laws, rules and regulations applicable to the Company and the Bank:
     (a) Notwithstanding anything herein contained to the contrary, in no event will the aggregate amount of compensation payable by the Bank to any person on account of his termination of employment exceed three times such person’s average annual total compensation for the last five consecutive calendar years to end prior to his termination of employment with the Company and the Bank or for his entire period of employment with the Company and the Bank and their respective predecessors, if less than five calendar years.
     (b) Notwithstanding anything herein contained to the contrary, any payments pursuant to this Plan, are subject to and conditioned upon their compliance with section 1828(k) of the Federal Deposit Insurance Act and any regulations promulgated thereunder and Federal Deposit Insurance Corporation regulation 12 C.F.R. Part 359, Golden Parachute and Indemnification Payments.
     (c) Notwithstanding anything herein contained to the contrary, if any Participant is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Bank pursuant to a notice served under section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act, the Bank’s obligations under this Plan shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Bank, in its discretion, may (i) pay to the Participant all or part of the compensation withheld while the Bank’s obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.
     (d) Notwithstanding anything herein contained to the contrary, if the Participant is removed and/or permanently prohibited from participating in the conduct of the Bank’s affairs by an order issued under section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, all prospective obligations of the Bank under this Plan shall terminate as of the effective date of the order, but vested rights and obligations of the Bank and the Participant shall not be affected.
     (e) Notwithstanding anything herein contained to the contrary, if the Bank is in default, within the meaning of section 3(x)(1) of the Federal Deposit Insurance Act, all prospective obligations of the Bank under this Plan shall terminate as of the date of default, but vested rights and obligations of the Bank and the Participant shall not be affected.

     (f) Notwithstanding anything herein contained to the contrary, all prospective obligations of the Bank hereunder shall be terminated, except to the extent that a continuation of this Plan is necessary for the continued operation of the Bank: (i) by the Director of the Office of Thrift Supervision or his designee, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the Federal Deposit Insurance Act; or (ii) by the Director of the Office of Thrift Supervision or his designee at the time such Director or designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by such Director to be in an unsafe or unsound condition. The vested rights and obligations of the parties shall not be affected.
If and to the extent that any of the foregoing provisions is not or shall cease to be required by applicable law, rule or regulation, the same shall become inoperative automatically as though eliminated by formal amendment of the Plan. Any of the foregoing provisions which, by their terms, apply only to the Bank shall not affect the rights and obligations of the Company.